PROMISSORY NOTE
$32,300,000.00    As of October 2, 2017
FOR VALUE RECEIVED, L’AUBERGE DE SONOMA, LLC, a Delaware limited liability company (“Borrower”), promises and agrees to pay to the order of MIDFIRST BANK, a federally chartered savings association (“Agent”), and each bank, including Agent, named on the signature pages hereto and such other banks as may from time to time become a party to this Agreement pursuant to the terms hereof (each, including Agent, a “Bank”, and collectively, “Banks”), in lawful money of the United States of America, the principal sum of Thirty-Two Million Three Hundred Thousand and No/100 Dollars ($32,300,000.00) (the “Loan”), or so much thereof as may be advanced and outstanding under the Building Loan Agreement of even date herewith between Borrower and Agent (the “Loan Agreement”), with interest on the unpaid principal sum owing thereunder at the rate or rates or in the amounts computed in accordance with the Loan Agreement, together with all other amounts due Agent under the Loan Agreement, all payable in the manner and at the time or times provided in the Loan Agreement. Capitalized terms used herein, but not defined, shall have the meanings assigned to them in the Loan Agreement.
If not sooner due and payable in accordance with the Loan Agreement, Borrower shall pay to Agent all amounts due and unpaid under the Loan Agreement on the Maturity Date (as the same may be extended). Unless otherwise specified in writing by Agent, all payments hereunder shall be paid to Agent at its office located at 501 NW Grand Blvd. Oklahoma City, Oklahoma 73118. Agent reserves the right, upon reasonable advance written notice to Borrower, to require any payment on this Note, whether such payment is a regular installment, prepayment or final payment, to be by wired federal funds or other immediately available funds.
Borrower, co-makers, sureties, endorsers and guarantors, and each of them, expressly waive demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate the maturity hereof, notice of the acceleration of the maturity hereof, bringing of suit and diligence in taking any action to collect amounts called for hereunder and in the handling of securities at any time existing in connection herewith, ALL OF WHICH ARE HEREBY EXPRESSLY WAIVED BY BORROWER; such parties are and shall be jointly, severally, directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times had or existing as security for any amount called for hereunder.
This Note evidences a portion of the advances made, interest due and all amounts otherwise owed to Agent under the Loan Agreement. This Note is executed in conjunction with the Loan Agreement and is secured by the liens and security interests created under the Loan Documents (including those arising under the Security Instrument). Reference is made to the Loan Agreement for provisions relating to repayment of the indebtedness evidenced by this Note, including mandatory repayment, acceleration following default, late charges, default rate of interest, limitations on interest, and restrictions on prepayment.
Agent reserves the right, at Agent’s sole expense, exercisable in Agent’s sole discretion and without notice to Borrower or any other person, to sell participations, to assign its interest or both, in all or any part of this Note or this debt or the debt evidenced hereby.
Borrower agrees to pay an effective rate of interest equal to the sum of the Interest Rate and any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the Loan and any other fees or amounts to be paid by Borrower pursuant to any of the other Loan Agreement. Neither this Note, the Loan Agreement nor any of the other Loan Documents

L’Auberge de Sonoma – Promissory Note

shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate greater than the maximum interest rate permitted to be charged under applicable law. It is expressly stipulated and agreed to be the intent of Borrower and Agent at all times to comply with all applicable laws governing the maximum rate or amount of interest payable on the Debt evidenced by this Note and the other Loan Documents. If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower is interpreted so that any interest or other charge or amount provided for in any Loan Document, whether considered separately or together with other charges or amounts provided for in any other Loan Document, or otherwise charged, taken, reserved or received in connection with the Mortgage Loan, or on acceleration of the maturity of the Loan or as a result of any prepayment by Borrower or otherwise, violates that law, and Borrower is entitled to the benefit of that law, that interest or charge is hereby reduced to the extent necessary to eliminate any such violation. Amounts, if any, previously paid to Agent in excess of the permitted amounts shall be applied by Agent to reduce the unpaid principal balance of the Loan without the payment of any prepayment premium (or, if the Loan has been or would thereby be paid in full, shall be refunded to Borrower), and the provisions of the Loan Agreement and any other Loan Documents immediately shall be deemed reformed and the amounts thereafter collectible under the Loan Agreement and any other Loan Documents reduced, without the necessity of the execution of any new documents, so as to comply with any applicable law, but so as to permit the recovery of the fullest amount otherwise payable under the Loan Documents. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness that constitutes interest, as well as all other charges made in connection with the Indebtedness that constitute interest, and any amount paid or agreed to be paid to Agent for the use, forbearance or detention of the Indebtedness, shall be deemed to be allocated and spread ratably over the stated term of the Loan. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Loan.
WAIVER OF TRIAL BY JURY. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF BORROWER AND AGENT (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS NOTE OR THE RELATIONSHIP BETWEEN THE PARTIES AS AGENT AND BORROWER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.
THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
This Note shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts of laws principles.
Borrower and Agent intend at all times to comply with the law of the State of California governing the Maximum Rate or the maximum amount of interest payable on or in connection with this Note and the Indebtedness (or applicable United States federal law to the extent that it permits Agent to contract for, charge, take, reserve, or receive a greater amount of interest than under California law). If the applicable law is ever judicially interpreted so as to render usurious any amount payable under this Note or under any other Loan Document, or contracted for, charged, taken, reserved, or received with respect to the Indebtedness, or as a result of acceleration of the maturity of this Note, or if any prepayment by Borrower results in Borrower

L’Auberge de Sonoma – Promissory Note

having paid any interest in excess of that permitted by any applicable law, then Borrower and Agent expressly intend that all excess amounts collected by Agent will be applied to reduce the unpaid principal balance of this Note (or, if this Note has been or would thereby be paid in full, will be refunded to Borrower), and the provisions of this Note, the Loan Agreement and any other Loan Documents immediately will be deemed reformed and the amounts thereafter collectible under this Note or any other Loan Document reduced, without the necessity of the execution of any new documents, so as to comply with any applicable law, but so as to permit the recovery of the fullest amount otherwise payable under this Note or any other Loan Document. The right to accelerate the Maturity Date of this Note does not include the right to accelerate any interest, which has not otherwise accrued on the date of such acceleration, and Agent does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Agent for the use, forbearance, or detention of the Indebtedness will, to the extent permitted by any applicable law, be amortized, prorated, allocated and spread throughout the full term of the Indebtedness until payment in full so that the rate or amount of interest on account of the Indebtedness does not exceed the applicable usury ceiling. Notwithstanding any provision contained in this Note, the Loan Agreement or any other Loan Document that permits the compounding of interest, including any provision by which any accrued interest is added to the principal amount of this Note, the total amount of interest that Borrower is obligated to pay and Agent is entitled to receive with respect to the Indebtedness will not exceed the amount calculated on a simple (i.e., non-compounded) interest basis at the maximum rate on principal amounts actually advanced to or for the account of Borrower, including all current and prior advances and any advances made pursuant to the Loan Agreement or other Loan Documents (such as for the payment of Taxes, Insurance premiums and similar expenses or costs).

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L’Auberge de Sonoma – Promissory Note

EXECUTED as of the date first written above.

BORROWER:

L’AUBERGE DE SONOMA, LLC, a Delaware limited liability company

By:	L’Auberge de Sonoma Resort Fund, LLC, a Delaware limited liability company, its Chief Manager and Sole Equity Member

	By:	L’Auberge Fund Manager, LLC, a Delaware limited liability company, its Manager

		By:	IMH Financial Corporation, a Delaware corporation, its Sole Member

			By:	/s/ Lawrence D. Bain
			Name:	Lawrence D. Bain
			Title:	Chairman and CEO

Signature/Notary Page to Promissory Note